UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COVAD COMMUNICATIONS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COVAD COMMUNICATIONS GROUP, INC.

110 Rio Robles
San Jose, California 95134

April 30, 2004

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Covad Communications Group, Inc. (“Covad”), to be held at the Westin Santa Clara in Santa Clara, California on June 10, 2004 at 2:00 p.m. Pacific Time (the “Annual Meeting”). At the Annual Meeting, you will be asked to vote upon two proposals: the election of two Class II directors to serve until the third succeeding annual meeting and the ratification of Covad’s independent auditors for the 2004 fiscal year.

Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the Annual Meeting, as well as Covad’s Annual Report to Stockholders for the year ended December 31, 2003. The Proxy Statement contains important information concerning the matters to be voted upon at the Annual Meeting. We hope you will take the time to study it carefully.

All stockholders of record at the close of business April 15, 2004 are entitled to vote at the Annual Meeting, and your vote is very important regardless of how many shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy as soon as possible. Instructions on the Proxy Card will tell you how to submit your proxy over the Internet, by telephone or by returning your Proxy Card in the enclosed postage-paid enclosed envelope. If you plan to attend the Annual Meeting and vote in person, and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of such shares.

Sincerely,

Charles E. Hoffman
President, Chief Executive Officer and
Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING RIGHTS AND PROXIES
ELECTION OF DIRECTORS (Item No. 1 on the Proxy Card)
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PRINCIPAL STOCKHOLDERS
RATIFICATION OF INDEPENDENT AUDITORS, PRICEWATERHOUSECOOPERS LLP, FOR THE 2004 FISCAL YEAR (Item No. 2 on the Proxy Card)
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS

COVAD COMMUNICATIONS GROUP, INC.

110 Rio Robles
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Covad Communications Group, Inc., a Delaware corporation (“Covad”), will be held on June 10, 2004, at 2:00 p.m. Pacific Time, at the Westin Santa Clara in Santa Clara, California (the “Annual Meeting”). At the Annual Meeting, our stockholders will be asked to consider and vote upon:

1. The election of two Class II directors to serve on our Board of Directors for a term to expire at the third succeeding annual meeting (expected to be the 2007 annual meeting) and until their successors are elected and qualified.

2. Ratification of independent auditors, PricewaterhouseCoopers LLP, for the 2004 fiscal year.

3. Such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

Only stockholders of record of our common stock at the close of business on April 15, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND MAILING IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU CAN WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS,

James Kirkland
Senior Vice President, General Counsel and Secretary

San Jose, California
April 30, 2004

IMPORTANT NOTICE

Please Vote Your Shares Promptly

COVAD COMMUNICATIONS GROUP, INC.

110 Rio Robles
San Jose, California 95134

PROXY STATEMENT

This Proxy Statement is being furnished to the stockholders of Covad Communications Group, Inc., a Delaware corporation (“Covad”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on June 10, 2004, at 2:00 p.m. Pacific Time, at the Westin Santa Clara in Santa Clara, California, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, holders of our common stock will be asked to vote upon: (i) the election of two Class II directors to serve for a term to expire at the third succeeding annual meeting; (ii) the ratification of PricewaterhouseCoopers LLP as our independent auditors for the 2004 fiscal year; and (iii) any other business that properly comes before the Annual Meeting, or any adjournments or postponements thereof.

The Annual Meeting will also be webcast over the Internet, available at www.covad.com/companyinfo.

This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 30, 2004. The address of our principal executive offices is 110 Rio Robles, San Jose, California 95134.

VOTING RIGHTS AND PROXIES

Record Date; Outstanding Shares; Quorum

Only holders of record of our common stock at the close of business on April 15, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 240,420,831 shares of our common stock outstanding and entitled to vote, held of record by 23,025 stockholders.

Pursuant to our Bylaws, a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business. Each of our stockholders is entitled to one vote for each share of common stock held as of the Record Date. For ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the principal executive office of Covad, 110 Rio Robles, San Jose, California 95134.

Voting of Proxies; Revocation of Proxies; Votes Required

Stockholders are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope. All properly executed, returned and unrevoked proxies will be voted in accordance with the instructions indicated thereon. Executed but unmarked proxies will be voted FOR each director nominee listed on the Proxy Card and FOR the ratification of our independent auditors for the 2004 fiscal year. The Board of Directors does not know of, and does not intend to bring, any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of Annual Meeting. As to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes), the Proxy Card will confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Card in their discretion. Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of Covad, 110 Rio Robles, San Jose, California 95134, or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Director elections are determined by a plurality of shares of common stock represented in person or by proxy and voting at the Annual Meeting. Approval of our independent auditors for the 2004 fiscal year requires the affirmative vote of a majority of the shares of common stock, represented in person or by proxy, and entitled to vote on the matter.

Effect of Abstentions

If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

Effect of “Broker Non-Votes”

If an executed proxy is returned by a broker, bank or other agent holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on a proposal (“broker non-votes”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum on all proposals, but will not be considered to be entitled to vote on and thus will have no effect on the outcome of such proposal.

Voting Electronically via the Internet or by Telephone

General Information for all Shares Voted Via the Internet or by Telephone

Stockholders whose shares are registered in their own name may choose to grant a proxy to vote their shares either via the Internet or by telephone. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of elections can determine that such proxy was authorized by the stockholder.

The Internet and telephone voting procedures set forth below, as well as on the enclosed Proxy Card, are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ voting instructions have been properly recorded. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://www.proxyvote.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their Proxy Cards. The voter will then be asked to complete an electronic proxy card. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-690-6903 and following the recorded instructions.

You may use the Internet to vote your proxy 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 9, 2004. You may use a touch-tone telephone to vote your proxy 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) June 9, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

     For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose shares are held in street name receive voting instruction forms from their banks, brokers or other agents, rather than Covad’s Proxy Card. A number of banks and brokerage firms are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares via the Internet or by telephone. If your shares are held in an account with a bank or broker participating in the ADP Investor Communication Services program, you may grant a proxy to vote those shares via the Internet at ADP Investor Communication Services’ web site (www.proxyvote.com) or telephonically by calling the telephone number shown on the instruction form received from your broker or bank.

Solicitation of Proxies and Expenses

We will bear the cost of the solicitation of proxies from our stockholders in the enclosed form. Our directors, officers and employees, without additional compensation, may solicit proxies by mail, telephone, letter, facsimile, electronically or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, we will reimburse such record holders for their reasonable expenses incurred for forwarding such materials.

ELECTION OF DIRECTORS

(Item No. 1 on the Proxy Card)

Our Board of Directors currently consists of eight directors. Our Amended and Restated Certificate of Incorporation and Bylaws provide for a classified board of directors, divided into three classes. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a term to expire at the third succeeding annual meeting. The individuals so elected will serve until their successors are elected and qualified. This year the terms of our Class II directors, currently consisting of L. Dale Crandall and Hellene S. Runtagh, will expire at the Annual Meeting. At the Annual Meeting, holders of common stock will be asked to vote on the election of two directors as Class II directors, whose term will expire at our 2007 annual meeting.

The Board of Directors has nominated L. Dale Crandall and Hellene S. Runtagh to serve as Class II directors for a three-year term that is expected to expire at Covad’s annual meeting in 2007, or until their earlier resignation or removal (“Board’s Nominees”). You can find the principal occupation and other information about the Board’s Nominees, as well as other Board members, below.

Of the continuing directors, three of the directors are Class I directors, whose term will expire at our 2006 annual meeting, and three of the directors are Class III directors, whose term will expire at our 2005 annual meeting.

The election of Class II directors will be determined by the two nominees receiving the greatest number of votes from shares eligible to vote. Unless a stockholder signing a proxy withholds authority to vote for one or more of the Board’s Nominees in the manner described on the proxy, each proxy received will be voted for the election of each of the Board’s Nominees. We are not aware that any of the nominees will be unable or will decline to serve as a director. In the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee or nominees who shall be designated by the present Board of Directors to fill the vacancy.

There are no family relationships between any of our directors, nominees or executive officers. Except as described below, there are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF L. DALE CRANDALL AND HELLENE S. RUNTAGH AS CLASS II DIRECTORS.

Information Regarding Our Nominees and Directors

The following table lists the nominees and current members of the Board of Directors by class, their ages as of March 1, 2004 and current positions with Covad. Biographical information for each nominee and/or director is provided below.

Nominees for Class II Directors

Name	Age	Position

Class II Directors (whose terms will expire (if elected) at the 2007 annual meeting):
L. Dale Crandall(c)	62	Director
Hellene S. Runtagh(a)(c)	55	Director

Continuing Directors

Name	Age	Position

Class I Directors (whose terms expire at the 2006 annual meeting):
Larry Irving(a)(b)	48	Director
Richard A. Jalkut(b)	59	Director
Daniel C. Lynch(a)(c)	62	Director
Class III Directors (whose terms expire at the 2005 annual meeting):
Robert C. Hawk(b)(c)	64	Director
Charles E. Hoffman(d)	55	Director, President and Chief Executive Officer
Charles McMinn	52	Chairman of the Board of Directors

(a)	Member of the Compensation Committee

(b)	Member of the Nominating and Corporate Governance Committee

(c)	Member of the Audit Committee

(d)	Member of the Management Compensation Committee

Biographies

Nominees for Class II Directors

L. Dale Crandall has served as a member of our Board of Directors since June 2002. Mr. Crandall also chairs the Audit Committee of our Board of Directors. Mr. Crandall previously served in various management positions with Kaiser Foundation Health Plan, Inc. and Hospitals, including President and Chief Operating Officer from March 2000 until his retirement in June 2002, and Senior Vice President, Finance and Administration, from June 1998 until March 2000. Prior to joining Kaiser, he served as Executive Vice President, Chief Financial Officer and Treasurer of APL Limited from April 1995 until February 1998. From 1963 to 1995, Mr. Crandall was employed by PricewaterhouseCoopers, LLP where his last position was Southern California Group Managing Partner. He is also a member of the boards of directors of Union Bank of California, Coventry Health Care, Ansell Limited and BEA Systems and a Trustee of Dodge and Cox mutual funds.

Hellene S. Runtagh has served as a member of our Board of Directors since November 1999. Ms. Runtagh is the former President and Chief Executive Officer of the Berwind Group, a position she held from June 2001 through December 2001. Ms. Runtagh also served as Executive Vice President of Universal Studios from January 1999 until January 2001. In this capacity, she was responsible for overseeing the activities of the Universal Studios Operations Group, Universal Studios Consumer Products Group, Universal Studios Corporate Marketing and Sponsorships, the Spencer Gift retail operations, Universal Studios’ worldwide information technology, and Seagram’s global sourcing and real estate operations. From February 1997 to January 1999, she held the position of senior vice president of reengineering effort at Universal. Previously, Ms. Runtagh spent 25 years at General Electric, where she served as President and Chief Executive Officer of GE Information Services from 1989 to 1996 and held general management roles with GE’s capital and software businesses. Ms. Runtagh also serves on the Board of Directors of Lincoln Electric Holdings Inc. and Avaya Inc.

Continuing Directors

Charles E. Hoffman has served as our President and Chief Executive Officer and as a Director since June 2001. Mr. Hoffman previously served as President and Chief Executive Officer of Rogers Wireless, Inc. from January 1998 to June 2001. From 1996 to 1998 he served as President, Northeast Region for Sprint PCS. Prior to that, he spent 16 years at Southwestern Bell (which is now part of SBC Communications) from 1980 to 1996 in various senior positions, including President and General Manager, Director General-Telcel, Managing Director-Wireless for SBC International, and vice president and general manager.

Charles McMinn is one of our founders and has been the Chairman of the Board of Directors since October 2000. Mr. McMinn previously served as our Chairman of the Board of Directors from July 1998 to September 1999. He served as our President, Chief Executive Officer and as a member of the Board of Directors from October 1996 to July 1998. Mr. McMinn has over 20 years of experience in creating, financing, operating and advising high technology companies. From November of 1999 to October 2000, Mr. McMinn served as Chief Executive Officer and is a founder of Certive Corporation and he is still chairman of Certive’s board of directors. From July 1995 to October 1996, and from August 1993 to June 1994, Mr. McMinn managed his own consulting firm, Cefac Consulting, which focused on strategic consulting for information technology and communications businesses. From June 1994 to November 1995, he served as Principal, Strategy Discipline, at Gemini Consulting. From August 1992 to June 1993, he served as President and Chief Executive Officer of Visioneer Communications, Inc. and from October 1985 to June 1992 was a general partner at InterWest Partners, a venture capital firm. Mr. McMinn began his Silicon Valley career as the product manager for the 8086 microprocessor at Intel.

Robert C. Hawk has served as a member of our Board of Directors since April 1998. Mr. Hawk has been President of Hawk Communications since April 1998 and had previously served as President and Chief Executive Officer of U S WEST Multimedia Communications, a regional telecommunications service provider, where he headed the cable, data and telephony communications business from May 1996 to April 1997. He was president of the Carrier Division of US West Communications, Inc., from September 1990 to May 1996. He currently serves on the board of Centillium Communications.

Larry Irving has served as a member of our Board of Directors since April 2000. Mr. Irving has served as the President and CEO of the Irving Information Group, a strategic consulting firm, since October 1999. Prior to founding the Irving Information Group, Mr. Irving served for almost seven years as Assistant Secretary of Commerce for Communications and Information, where he was a principal advisor to the President, Vice President and Secretary of Commerce on domestic and international communications and information policy issues, including the development of policies related to the Internet and Electronic Commerce. Prior to joining the Clinton-Gore Administration, Mr. Irving served ten years on Capitol Hill, most recently as Senior Counsel to the U.S. House of Representatives Subcommittee on Telecommunications and Finance. He also served as Legislative Director, Counsel and Chief of Staff (acting) to the late Congressman Mickey Leland (D-Texas). During the previous four years, Mr. Irving was associated with the Washington, D.C. law firm of Hogan & Hartson, specializing in communications law, antitrust law and commercial litigation.

Richard A. Jalkut has served as a member of our Board of Directors since July 2002. Mr. Jalkut has more than 35 years of experience in the telecommunications industry, including extensive senior executive and start-up experience. He has been the President and CEO of TelePacific, a Los Angeles-based competitive local exchange carrier, since March 2002, and also serves on its Board of Directors. Prior to joining TelePacific, he was President and CEO of Pathnet Telecom from September 1997 to August 2001. Mr. Jalkut spent 32 years with NYNEX where he served as the President, CEO and Chairman. He is also a member of the boards of directors of HSBC-USA, Birch Telecom and IKON Office Solutions, where he serves as the lead independent director.

Daniel C. Lynch is a private investor. He has served as a member of our Board of Directors since April 1997. From December 1990 to December 1995, he served as chairman of the board of directors of Softbank Forums, a provider of education and conference services for the information technology industry. Mr. Lynch founded Interop Company in 1986, which is now a division of the successor to Softbank Forums, Key3Media. Mr. Lynch is a member of the Association for Computing Machinery and the Internet Society. He is also a member of the Board of Trustees of the Santa Fe Institute and the Bionomics Institute. He previously served as Director of the Information Processing Division for the Information Sciences Institute in Marina del Rey, where he led the Arpanet team that made the transition from the original NCP protocols to the current TCP/ IP based protocols. Mr. Lynch previously served as a member of the board of directors of UUNET Technologies, Inc., from April 1994 until August 1996 and is a director of a private company.

Involvement in Certain Legal Proceedings — Directors

On August 15, 2000, we filed a voluntary petition (the “Petition”) under Chapter 11 of the United States Bankruptcy Code for the purpose of confirming our pre-negotiated First Amended Plan of Reorganization, as modified on November 26, 2001 (the “Plan”), with the majority holders of our senior notes. The Petition was filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and was assigned Case No. 01-10167 (JJF). Our operating subsidiaries did not commence bankruptcy proceedings and continued to operate in the ordinary course of business. On December 13, 2001, the Bankruptcy Court entered an order confirming the Plan and, on December 20, 2001, the Plan was consummated and we emerged from bankruptcy. However, the Bankruptcy Court still maintains jurisdiction over certain administrative matters related to the implementation of the Plan. Under the Plan, we were able to retire approximately $1.4 billion in aggregate face amount of outstanding notes in exchange for a combination of approximately $271.7 million in cash and approximately 35.3 million common shares, or 15% of the reorganized company. We also settled other claims against the company as part of our reorganization. Messrs. Hoffman, McMinn, Hawk, Irving and Lynch and Ms. Runtagh were directors of Covad at the time of such filing.

In June 2002, Dhruv Khanna was relieved of his duties as our General Counsel and Secretary. Shortly thereafter, Mr. Khanna alleged that, over a period of years, certain current and former directors and officers had breached their fiduciary duties to Covad by engaging in or approving actions that constituted waste and self-dealing, that certain current and former directors and officers had provided false representations to our auditors and that he had been relieved of his duties in retaliation for his being a purported whistleblower and because of racial or national origin discrimination. He threatened to file a shareholder derivative action against those current and former directors and officers, as well as a wrongful termination lawsuit. Mr. Khanna was placed on paid leave while his allegations were being investigated.

Our Board of Directors appointed a special investigative committee, which initially consisted of Mr. Crandall and Ms. Runtagh, to investigate the allegations made by Mr. Khanna. Mr. Jalkut was appointed to this committee shortly after he joined our Board of Directors. This committee retained an independent law firm to assist in its investigation. Based on this investigation, the committee concluded that Mr. Khanna’s allegations were without merit and that it would not be in the best interests of Covad to commence litigation based on these allegations. The committee considered, among other things, that many of Mr. Khanna’s allegations were not accurate, that certain allegations challenged business decisions lawfully made by management or the Board, that the transactions challenged by Mr. Khanna in which any director had an interest were approved by a majority of disinterested directors in accordance with Delaware law, that the challenged director and officer representations to the auditors were true and accurate, and that Mr. Khanna was not relieved of his duties as a result of retaliation for alleged whistleblowing or racial or national origin discrimination. Mr. Khanna has disputed the committee’s work and the outcome of its investigation.

After the committee’s findings had been presented and analyzed, we concluded in January 2003 that it would not be appropriate to continue Mr. Khanna on paid leave status, and determined that there was no suitable role for him at Covad. Accordingly, he was terminated as an employee of Covad.

Based on the events referenced above, in September 2003, Mr. Khanna filed a purported class action and a derivative action against our current and former directors in the Court of Chancery of the State of Delaware in and for New Castle County. Messrs. McMinn, Lynch, Hawk, Irving, Hoffman, Crandall and Jalkut and Ms. Runtagh are named as defendants in this action. In this action Mr. Khanna seeks recovery on behalf of the company from the individual defendants for their purported breach of fiduciary duty. Mr. Khanna also seeks to invalidate our election of directors in 2002 and 2003 because he claims that our proxy statements were misleading. While we believe the contentions of Mr. Khanna referred to above are without merit, and Covad and its directors will vigorously defend themselves, we are unable to predict the outcome of this lawsuit.

Board Meetings, Committees and Corporate Governance

The Board of Directors had ten meetings in 2003. During 2003, each incumbent director attended at least 75% of the aggregate of total number of (i) the meetings of the Board of Directors, and (ii) the meetings of the committees on which he or she served (during the periods that he or she served). Our Board of Directors has determined that all of our Board members other than Mr. Hoffman and Mr. McMinn are independent, as defined in the National Association of Securities Dealer’s listing standards.

Our Board of Directors has established five committees of the Board that are currently in place, the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Pricing Committee and Management Compensation Committee.

The Audit Committee currently consists of four of our outside directors, Messrs. Crandall, Lynch, Hawk and Ms. Runtagh, with Mr. Crandall serving as the chairperson. The Board of Directors has determined that Mr. Crandall is an “audit committee financial expert” as described in applicable SEC rules. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the National Association of Securities Dealers’ listing standards.

The Audit Committee is responsible for oversight of our financial reporting process. The Audit Committee also monitors the work of management and the independent auditors and their activities with respect to our financial reporting process and internal controls.

The Audit Committee met seven times during the 2003 fiscal year, including meetings with our independent auditors to review our quarterly and annual results. The Audit Committee operates pursuant to the Audit Committee Charter, which was revised as of December 13, 2002.

The Compensation Committee currently consists of three of our outside directors, Mr. Irving, Mr. Lynch and Ms. Runtagh. Each member of the Compensation Committee is independent, as defined in the National Association of Securities Dealers’ listing standards. The primary responsibilities of the Compensation Committee include:

•	reviewing and determining the compensation policy for our executives and other employees as directed by the Board of Directors;

•	reviewing and determining all forms of compensation to be provided to our executive officers; and

•	unless otherwise directed by the Board, administering our equity-based compensation plans.

The Compensation Committee met four times during the 2003 fiscal year and acted by unanimous written consent on two other occasions.

The Nominating and Corporate Governance Committee consists of three outside directors, Messrs. Hawk, Irving and Jalkut. Each member of the Nominating and Corporate Governance Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Nominating and Corporate Governance Committee operates pursuant to its charter, which is attached as Appendix B hereto. The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	recommending to the Board nominees for election as directors;

•	evaluation of the Board’s performance; and

•	making recommendations regarding Board compensation; and

•	oversight of corporate governance matters.

The Nominating and Corporate Governance Committee met two times during the 2003 fiscal year.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders for election as directors. If a stockholder would like to recommend a director candidate for the next annual meeting, the stockholder must deliver the recommendation in writing to Corporate Secretary, Covad Communications Group, Inc., 110 Rio Robles, San Jose, California 95134. The recommendation must be submitted no later than the 120th calendar day before the calendar day that we mailed our proxy statement to stockholders in connection with the previous year’s annual meeting. Such recommendations candidates must be accompanied by personal information of the candidate, including the candidate’s current employment and employment history for the past five years, any other public company board of directors on which the candidate serves, and any relationship of the candidate with Covad or any party who does business with Covad. A stockholder recommending a candidate may also be required to submit additional information as determined by the Corporate Secretary and as necessary to satisfy Securities Exchange Commission or Nasdaq rules. Candidates for the Board of Directors are selected for their character, judgment, diversity of experience, acumen and their ability to act on behalf of stockholders. The Nominating and Corporate Governance Committee generally expects that the Board, ideally, will have competency in the following areas (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) strategic planning; (vii) crisis management; (viii) corporate governance; and (ix) risk management. Committee requirements are also taken into consideration in evaluating potential nominees. The Nominating and Corporate Governance Committee may from time to time propose to the Board more formal minimum requirements for board membership. Final approval of nominees to be presented for election is determined by the full Board.

The Nominating and Corporate Governance Committee recommended to the Board that Mr. Crandall and Ms. Runtagh be nominated to serve as Class II directors.

We also have a Management Compensation Committee. The function of the Management Compensation Committee, which consists solely of one inside director, Mr. Hoffman, is to review and determine the compensation policy for employees other than our executive officers and directors and to review and determine all forms of compensation for such employees.

Communications with Directors

Shareholders and employees may communicate with the Board by sending an email to directors@covad.com, or by sending written correspondence to Board of Directors, Covad Communications Group, Inc., 110 Rio Robles, San Jose, California 95134.

We encourage directors to attend our annual meetings of stockholders but do not require attendance. Our 2003 annual meeting was attended by Mr. Hoffman, Mr. McMinn and Mr. Jalkut.

Director Compensation

Prior to 2003, the only compensation provided to directors for services provided as a director or committee member was the grant of stock options subject to vesting. Periodic stock options were granted as follows:

•	Each new director received an initial stock option grant to purchase 60,000 shares of our common stock and each ongoing director received annual grants of options to purchase 15,000 shares of our common stock;

•	Members of our Audit Committee, other than the Chairperson, received an initial grant of an option to purchase 10,000 shares of our common stock when they were appointed to the Audit Committee and then received annual grants of options to purchase 5,000 shares of our common stock; and

•	The Chairperson of our Audit Committee received an initial option to purchase 10,000 shares of our common stock when appointed to the Audit Committee and then received annual grants of options to purchase 10,000 shares of our common stock for continued service.

The exercise prices of all of these stock options were at the market price on the grant date and the options vest over a period of four years.

In February 2003, the Board adopted new policies regarding director compensation. The new compensation plan provides for a continuation of the compensation benefits listed above. In addition, the new plan provides:

•	An annual retainer of $18,000 to be paid to each director, paid in two equal cash payments every six months. In lieu of receiving the cash payments, a director may elect to receive a grant of an option to purchase 5,000 shares, vesting in equal monthly installments over one year, with an exercise price equal to the market price on the grant date.

•	The above-referenced annual grants of options to purchase 15,000 shares will vest in equal monthly installments over one year rather than equal monthly installments over four years.

•	The above referenced annual grants of options to Audit Committee members and the Chairperson of the Audit Committee will vest in equal monthly installments over one year rather than in equal monthly installments over four years.

•	For each Board meeting that a director attends, a fee of $1,000 is paid.

•	For each Committee meeting that a director attends on a different day from a Board meeting, a fee of $1,000 is paid.

Each Director also received a special one time grant of an option to purchase 45,000 shares at an exercise price equal to $1.28, the market price on February 5, 2003, the date of grant, vesting over three years.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Irving and Lynch and Ms. Runtagh, each of whom is a non-employee director. No member is or has been an officer of employee of Covad or any of its subsidiaries and there are no other relationships between committee members and Covad or any other company that are required to be disclosed under this caption by the regulations of the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors and certain of our officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2003 except that due to a processing discrepancy Form 4s due February 7, 2003 were filed March 7, 2003 for Messrs. Bennett, Hanley, Lockwood, Richman and Irving covering two option grants each, for Messrs. Hawk and Lynch covering four option grants each, for Mr. McMinn and Ms. Runtagh covering three option grants each and for Mr. Hoffman covering one option grant and Form 4s due February 7, 2003 for Mr. Crandall covering four option grants and Mr. Jalkut covering three option grants each were filed March 8, 2003. In addition, a Form 4 for Mr. Lynch due November 28, 2003 covering four transactions was filed December 1, 2003.

Executive Officers

Our executive officers, their positions, and their respective ages, as of March 1, 2004, are:

Name	Age	Position

Charles E. Hoffman	55	President and Chief Executive Officer
Patrick J. Bennett	56	Executive Vice President
P. Michael Hanley	46	Executive Vice President, Customer Experience
James Kirkland	44	General Counsel and Senior Vice President
Andrew Lockwood	47	Executive Vice President, Market Development
David McMorrow	37	Executive Vice President, Sales
Mark A. Richman	44	Executive Vice President and Chief Financial Officer

Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See “Executive Compensation.” Biographical information for Mr. Hoffman is provided above. See “— Information Regarding Our Nominees and Directors.”

Patrick J. Bennett joined Covad in October 2001 as our Executive Vice President and General Manager, Covad Broadband Solutions and became Executive Vice President in January 2004. Prior to joining Covad, Mr. Bennett served as Senior Vice President with TESSCO Technologies from March 2001 to October 2001. Before that, Mr. Bennett was with Rogers Wireless where he served as its Executive Vice President and Chief Operating Officer from December 1999 to March 2001 and as its Senior Vice President, Sales, from April 1998 to December 1999.

P. Michael Hanley joined Covad in February 2002 as our Senior Vice President, Organizational Transformation and was made Executive Vice President, Customer Experience, in September 2003. Mr. Hanley came to Covad from Rogers Wireless, Inc. where he served as its Vice President, Organizational Transformation from October 1999 to October 2001 and as its Vice President, Credit Operations from 1996 to 1999.

James Kirkland joined Covad in October 2003 as our General Counsel and Senior Vice President. Prior to joining Covad, Mr. Kirkland served as General Counsel and Senior Vice President of Spectrum Development for Clearwire Technologies, Inc. from April 2001 to October 2003. Prior to joining Clearwire, Mr. Kirkland was a member of the law firm of Mintz Levin Cohn Ferris Glovsky & Popeo, P.C, where he had practiced since September 1984.

Andrew Lockwood joined Covad in July 2002 as our Senior Vice President of Marketing and in January 2003 was appointed as Executive Vice President, Covad Strategic Partnerships. He became our Executive Vice President, Market Development, in January 2004. Mr. Lockwood brings to Covad 21 years of experience in telecommunications, sales and marketing. Prior to joining Covad, he was Senior Vice President and General Manager of Inktomi’s Wireless Division from January 2000 to June 2002 where he was responsible for software engineering, product management, marketing, sales, finance, human resources and strategy. Prior to his position at Inktomi, Mr. Lockwood spent eight years at British Telecommunications (“BT”) in a variety of senior management positions, most recently as vice president of the Advance Alliance from February 1999 to November 1999. He was also deputy COO at Telfort Mobil Netherlands, general manager of the Retail and Logistics Sector and held senior positions in Cable Television Services, BT Mobile and BT Cellular.

David McMorrow joined Covad in 1998 as our Vice President of Sales, Eastern Region, was made Senior Vice President, Strategic Development in May 2002 and became our Executive Vice President, Sales, in January 2004.

Mark A. Richman joined Covad in September 2001 as our Senior Vice President and Chief Financial Officer and was made Executive Vice President and Chief Financial Officer in May 2002. Prior to joining Covad, Mr. Richman served as Vice President and Chief Financial Officer of MainStreet Networks from June 2000 to August 2001. From October 1996 to June 2000 Mr. Richman served as vice president and corporate treasurer of Adecco S.A. and as vice president of finance and administration for its subsidiary, Adecco U.S. From February 1994 to October 1996, he was European finance director for Merisel.

Involvement in Certain Legal Proceedings — Executive Officers

See “Information Regarding Our Nominees and Directors — Involvement in Certain Legal Proceedings — Directors” for information relating to our legal proceedings. Mr. Hoffman was an executive officer at the time of the filing of Chapter 11 proceeding in 2001 and is named as a defendant in the Khanna action.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation awarded to, earned by or paid to each person who served as our Chief Executive Officer or was one of our four other most highly compensated executive officers (collectively, the “Named Executive Officers”) during the fiscal year ended December 31, 2003.

Summary Compensation Table

				Long-Term Compensation

		Annual Compensation		Restricted	Securities
	Fiscal			Stock	Underlying	All Other
Name and principal position	Year	Salary	Bonus	Awards($)	Options/SARs(#)	Compensation(2)

Charles E. Hoffman(1)	2003	$500,004	$733,593	—	625,000	$428
President and Chief Executive	2002	$500,004	$542,483	—	—	$414
Officer	2001	$259,617	$207,621	—	2,500,000	$100,207	(3)
Anjali Joshi(4)	2003	$258,469	$93,731	—	98,000	$150,159	(5)
Executive Vice President,	2002	$250,000	$110,827	—	—	$180
Engineering	2001	$232,692	$125,308	—	325,000	$145
Patrick J. Bennett(6)	2003	$285,000	$194,216	—	98,000	$774
Executive Vice President	2002	$285,000	$126,343	—	—	$774
	2001	$60,288	$29,704	—	200,000	$25,093	(7)
Andrew Lockwood(8)	2003	$265,000	$150,418	—	98,000	$270
Executive Vice President,	2002	$106,000	$23,342	—	200,000	$114
Market Development
Mark A. Richman(9)	2003	$239,231	$164,310	—	98,000	$180
Executive Vice President,	2002	$228,077	$100,723	—	—	$180
Chief Financial Officer	2001	$64,904	$32,923	—	250,000	$55
P. Michael Hanley(10)	2003	$229,231	$163,176	—	98,000	$270
Executive Vice President,	2002	$192,923	$76,738	—	—	$229
Customer Experience

(1)	Mr. Hoffman joined Covad in June 2001.

(2)	Unless otherwise indicated, the dollar amount represents premium payments Covad made for the executive’s term life insurance.

(3)	Includes a payment of $100,000 as a sign on bonus, as well as $207 for term life insurance.

(4)	Mrs. Joshi resigned from Covad in November 2003.

(5)	Amount includes severance payment of $150,000, as well as $159 for term life insurance.

(6)	Mr. Bennett joined Covad in October 2001.

(7)	Includes a payment of $25,000 as a sign on bonus, as well as $93 for term life insurance.

(8)	Mr. Lockwood joined Covad in August 2002.

(9)	Mr. Richman joined Covad in September 2001.

(10)	Mr. Hanley joined Covad in February 2002.

Option/ SAR Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted to Named Executive Officers during the fiscal year ended December 31, 2003.

					Potential Realizable
		Percent of Total			Value at Assumed Annual
	Number of	Options			Rates of Stock Price
	Securities	Granted to	Exercise		Appreciation for Option
	Underlying	Employees in	Price		Term($)(4)
	Options	Fiscal	Per	Expiration
Name	Granted(#)	2003(%)(3)	Share	Date	5%	10%

Charles E. Hoffman	625,000(1)	8.6855%	$1.280	02/05/11	$381,964	$914,871
Patrick J. Bennett	70,000(1)	0.9728%	$1.280	02/05/11	$42,780	$102,466
	28,000(2)	0.3891%	$1.280	02/05/11	$17,112	$40,986
Anjali Joshi(5)	70,000(1)	0.9728%	$1.280	02/05/11	$42,780	$102,466
	28,000(2)	0.3891%	$1.280	02/05/11	$17,112	$40,986
Andrew Lockwood	70,000(1)	0.9728%	$1.280	02/05/11	$42,780	$102,466
	28,000(2)	0.3891%	$1.280	02/05/11	$17,112	$40,986
Mark A. Richman	70,000(1)	0.9728%	$1.280	02/05/11	$42,780	$102,466
	28,000(2)	0.3891%	$1.280	02/05/11	$17,112	$40,986
Patrick Michael Hanley	70,000(1)	0.9728%	$1.280	02/05/11	$42,780	$102,466
	28,000(2)	0.3891%	$1.280	02/05/11	$17,112	$40,986

(1)	The material terms of the option grants are as follows: (i) the options consist of qualified and nonqualified stock options; (ii) have an exercise price equal to the fair market value on the date of grant; (iii) have an 8-year term and become exercisable over a four-year period (for example, grants of initial stock options to new employees typically vest at a rate of 25% of the option shares on the one-year anniversary of the grant date with the remainder vesting in 36 equal monthly installments); (iv) the options are not transferable and (v) all options are otherwise subject to the terms and provisions of Covad’s 1997 Stock Plan.

(2)	These option grants were provided in lieu of base salary increases in 2003. The material terms of the option grants are as follows: (i) the options consist of qualified and nonqualified stock options; (ii) all have an exercise price equal to the fair market value on the date of grant; (iii) grants have an 8-year term and become exercisable over a one-year period; (iv) the options are not transferable and (v) all options are otherwise subject to the terms and provisions of Covad’s 1997 Stock Plan.

(3)	Based on options covering an aggregate of 7,195,875 shares the Company granted during 2003 pursuant to Covad’s 1997 Stock Plan.

(4)	The assumed 5% and 10% rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Covad’s estimate or projection of future stock price growth.

(5)	Ms. Joshi resigned in November 2003.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Year-End Option/ SAR Values

The following table sets forth information with respect to the exercise of stock options during the year ended December 31, 2003 and the number and year-end value of shares of our common stock underlying the unexercised options held by the Named Executive Officers.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	Shares	Value	December 31, 2003		December 31, 2003($)(2)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles E. Hoffman	150,000	$54,000	1,542,708	1,432,292	$4,200,583	$3,735,417
Patrick J. Bennett	—	—	146,249	151,751	$425,964	$425,396
Anjali Joshi(3)	312,452	$594,016	—	—	$—	$—
Andrew S. Lockwood	—	—	104,582	193,418	$249,964	$463,397
Mark A. Richman	—	—	178,541	169,459	$526,012	$480,098
P. Michael Hanley	—	—	146,249	151,751	$405,381	$407,979

(1)	Value represents the fair market value at exercise minus the exercise price.

(2)	Value represents the difference between the exercise price and the market value (i.e., closing price) of common stock of $3.60 on December 31, 2003. An option is “in-the-money” if the market value of the common stock exceeds the exercise price.

(3)	Ms. Joshi resigned in November 2003.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2003.

Number of
Securities
	Number of		Remaining Available
	Securities to Be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in Column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	21,574,339	$7.06	14,895,194
Equity compensation plans not approved by security holders(2)	102,426	$13.41	0
Total	21,676,765	$7.09	14,895,194

(1)	These plans consist of the 1997 Stock Plan and the 2003 Employee Stock Purchase Plan. The 1997 Stock Plan provides for the grant of stock purchase rights and options to purchase shares of common stock to employees and consultants from time to time as determined by Covad’s board of directors. The number of shares that may be issued under the 1997 Stock Option Plan is subject to an annual increase to be added on the first day of Covad’s fiscal year equal to the lesser of (a) 3% of the outstanding shares of Covad’s stock on such date or (b) an amount determined by the board. The 2003 Employee Stock Purchase Plan allows employees to purchase shares of Covad’s common stock at a discount from the market prices during set purchase periods. The number of shares that may be issued under the 2003 Employee Stock Purchase Plan is subject to an annual increase to be added on January 1 of each year equal to the lesser of (a) 2% of the outstanding shares of Covad’s stock on such date, (b) 7 million shares or (c) an amount determined by the Compensation Committee. Covad’s next offering period ends in June 2004.

(2)	These plans consist of the LaserLink.Net, Inc. 1997 Stock Plan and the BlueStar Communications Group, Inc. 2000 Stock Incentive Plan, both of which were assumed by Covad in connection with the acquisitions of each company and are described in Note 13 of the Financial Statements. These plans have been terminated except with respect to outstanding options and Covad may not grant additional options under these plans.

Employment Agreements, Termination of Employment and Change-In-Control Arrangements

In May 2001, we entered into a written employment agreement with Charles Hoffman, our President and Chief Executive Officer. Mr. Hoffman was to receive compensation in the form of a $500,000 annual base salary and a target bonus of 75% of his base salary if he attains certain performance goals. Subsequently, Mr. Hoffman’s bonus target for 2003 was increased to 100% of his base salary. Mr. Hoffman also received (i) a signing bonus of $100,000, and (ii) stock options to purchase 2,500,000 shares of our common stock at an exercise price of $0.84 per share. In the event that Mr. Hoffman is terminated without cause, we have agreed to pay his salary for an additional year from his termination date, provided that he does not become employed by one of our competitors.

Each of our executive officers is subject to our Executive Severance Plan, which provides benefits to those covered employees who are notified between August 1, 2003 and December 31, 2004 that their employment will be terminated. Pursuant to the Severance Plan, if an executive officer is terminated for reasons other than for cause or uncorrected performance deficiencies (as those are defined in the Severance Plan) or in the event of a change of position or duties within six (6) months of a change of control (as those are defined in the Severance Plan), the affected executive would receive an amount equal to six months of the executive officer’s annual salary.

With respect to all options granted under our 1997 Stock Plan, in the event that we merge with or into another corporation resulting in a change of control involving a shift in 50% or more of the voting power of our capital stock, or the sale of all or substantially all of our assets, the options will fully vest and become exercisable one year after the change of control or earlier in the event the individual is constructively terminated or terminated without cause or in the event the successor corporation refuses to assume the options.

We have also entered into restricted stock purchase agreements with certain of our directors. The shares of our common stock issued pursuant to these restricted stock purchase agreements are subject to our right of repurchase which lapses in accordance with the vesting schedule of the agreements. The agreements also include provisions for accelerated vesting in the event of a change of control.

Limitation on Liability and Indemnification Matters

Our Amended and Restated Certificate of Incorporation limits the liability of our directors to the maximum extent permitted by Delaware law, and our Bylaws provide that we will indemnify our directors and officers and may indemnify our other employees and agents to the fullest extent permitted by law. We also entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our Bylaws. Our Board of Directors believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is comprised of Messrs. Irving and Lynch and Ms. Runtagh, each of whom is a non-employee director. The Compensation Committee sets, reviews and determines our executive compensation policy and administers our 1997 Stock Plan and 2003 Employee Stock Purchase Plan. The Compensation Committee approves and recommends all stock option grants to executive officers, all base salaries to executive officers and any individual performance-based cash bonus payments to executive officers.

Compensation Philosophy

Our overall compensation philosophy is to link total compensation with long-term performance based on our goal of delivering profitable growth and being the highest quality provider of broadband and related services in the nation. Since we operate in a competitive and rapidly changing technology and telecommunications industry, the Compensation Committee believes that compensation programs for the executive officers should be designed to attract, motivate and retain talented executives.

In general, base salary and performance bonuses are intended to reward near-term success in Covad’s path to profitability while using stock options to provide executives with a significant stake in our long-term performance and success. In light of this, the total compensation positioning of our executive officers is routinely compared with those of other similar technology and telecommunications companies and is adjusted to be competitive.

Base Salary

Our policy is to target base salary levels at the median of the technology and telecommunications market. Initially, the base salaries of executive officers are determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in technology and telecom companies. The Compensation Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility, prior experience and salary history.

In 2003, the Compensation Committee approved promotional base salary increases of $30,000 each for Messrs. Richman and Hanley. No other executive officers received base salary increases in 2003.

Bonuses

Our executive officers are eligible for quarterly and annual cash bonuses. The target amounts of bonus payments are set by the Compensation Committee for executive officers based on targets for comparable positions in the technology and telecom market. For each of our executive officers (other than our Chief Executive Officer), the targeted sum of the quarterly and annual bonuses is 50% of the executive officer’s base salary. As discussed below, the targeted sum of the quarterly and annual bonuses for our Chief Executive Officer is 100% of his base salary. Quarterly bonus payouts are based on whether Covad reaches financial targets that are established by the Board of Directors. Annual bonuses are based on each executive officer’s individual performance and we also take into consideration our performance relative to other broadband competitors and the broader technology market. In 2003, quarterly cash bonuses were paid out above target in all quarters because financial targets were achieved and exceeded. Furthermore, annual bonuses for 2003 were also paid to our executive officers in March of 2004 based on appraisals of each executive’s performance and achievement of established goals and objectives.

Long-Term Incentive Awards

Under our 1997 Stock Plan, stock options may be granted to executive officers and other employees. Upon joining Covad, an individual’s initial option grant is based upon the individual’s responsibilities and position. The size of subsequent stock option awards, if any, are based primarily on an individual’s performance and responsibilities. Because of the competitive nature of the technology and telecommunications industry in which we compete, the Compensation Committee believes stock option grants are an effective method of structuring executive compensation to focus on a longer term view of our performance and to help to ensure that the executives’ and the stockholders’ interests are aligned.

Chief Executive Officer Compensation

The 2003 and 2002 base salaries paid to Mr. Hoffman, our Chief Executive Officer, were based upon the agreement we entered into with Mr. Hoffman upon the commencement of his employment in June 2001.

Similarly, the bonus paid was based in part on the bonus to which we had agreed; however, his bonus target for 2003 was moved from 75% of his base salary to 100% of his base salary. Mr. Hoffman’s bonus is determined using the same methodology used to determine the bonuses of our other executive officers, as described above. Mr. Hoffman’s bonus for 2003 exceeded his target bonus based on Covad’s achieving financial targets established at the beginning of the year and on the Compensation Committee’s evaluation of his overall performance. Mr. Hoffman also received term life insurance.

Compliance with Internal Revenue Code Section 162(m)

The Compensation Committee has considered the potential impact of Section 162(m) of the Code and the regulations thereunder. Section 162(m) and related regulations disallow a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. The regulations exclude from this limit performance-based compensation and stock options that satisfy specified requirements, such as stockholder approval. The Compensation Committee’s policy is to qualify its executive officers’ compensation for deductibility under applicable tax laws to the extent practicable and consistent with our compensation objectives.

Income related to stock options granted under the 1997 Stock Plan generally qualifies for an exemption from these restrictions as performance-based compensation. Other compensation paid to the executive officers for 2003 (other than our Chief Executive Officer) did not approach the $1,000,000 limit per officer and is unlikely to do so in the foreseeable future. The Compensation Committee will consider appropriate actions should the individual non-option related compensation of any executive officer ever approach the $1,000,000 level. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Submitted by the Compensation Committee of the Board of Directors,

Larry Irving
Daniel C. Lynch
Hellene S. Runtagh

April 30, 2004

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four independent directors, as independence for audit committee members is defined in the National Association of Securities Dealers’ listing standards, and operates under a written charter adopted by the Board of Directors.

Management oversees Covad’s internal controls and financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to assist the Board in monitoring and overseeing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and that, together with other disclosures, they present fairly Covad’s financial condition and the results of its operations, (b) the representations of the independent public accountants included in their report on Covad’s financial statements, and (c) the responses of management and the independent public accountants to inquiries made of them by the Audit Committee.

In this context, the Audit Committee has reviewed and discussed the audited financial statements, including the report of the independent auditors, with management and the independent auditors. The Audit Committee met seven times during the 2003 fiscal year, including meetings with our independent auditors to review our quarterly and annual results. The Audit Committee discussed with Ernst & Young LLP, Covad’s independent auditors at the time, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Our independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

L. Dale Crandall
Daniel C. Lynch
Robert C. Hawk
Hellene S. Runtagh

April 30, 2004

Performance Graph

The graph below provides an indicator of cumulative total stockholder returns as compared with the NASDAQ National Market and Dow Jones Telecommunications Index weighted by market value at each measurement point. This graph covers the period of time beginning January 22, 1999, when our common stock was first traded on the NASDAQ National Market, through December 31, 2003.

COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*

AMONG COVAD COMMUNICATIONS GROUP, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES US TELECOMMUNICATIONS INDEX

*	$100 invested on 1/22/99 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

The comparisons shown in the graph are based upon historical data and we caution that the stock price performance shown in the graph is not necessarily indicative of, nor intended to forecast, potential future performance of our common stock. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but we are not responsible for any errors or omissions in such information. We were delisted from the Nasdaq National Market on July 20, 2001 and the share price information above for the period from and after that date is based on data from Nasdaq’s “OTC Bulletin Board.”

Strategic Investments and Relationships

On September 11, 2000, we entered into an agreement with SBC Communications, Inc. in which SBC purchased 9,373,169 shares of our common stock for $150 million. SBC has agreed to offer us the first opportunity to purchase shares that it intends to sell. We are not aware of any sales of these shares by SBC. SBC also agreed for a period of five years to vote its shares for the nominees to our Board of Directors either as recommended by the Board of Directors or in the proportion to the votes cast by our other shareholders, at SBC’s election. SBC also agreed that it would not acquire any material number of additional shares of our common stock for a period of five years without our prior consent.

In September 2002, we granted three warrants to a customer, America Online, Inc. (“AOL”). These warrants provide AOL with the right to purchase 1,500,000 shares of our common stock for $1.06 per share, 1,000,000 shares of our common stock for $3.00 per share, and 1,000,000 shares of our common stock for $5.00 per share. These warrants have a seven-year term and are immediately exercisable, fully vested and non-forfeitable at the time of grant. In January 2003, we granted three warrants to another customer, AT&T Corp. (“AT&T”). These warrants provide AT&T with the right to purchase 1,000,000 shares of our common stock for $0.94 per share, 1,000,000 shares of our common stock for $3.00 per share, and 1,000,000 shares of our common stock for $5.00 per share. These warrants have a seven-year term and are immediately exercisable, fully vested and non-forfeitable at the time of grant.

Related Party Transactions

We purchased certain products from a company in which Frank Marshall, our former vice chairman, interim chief executive officer and board member, serves as a director. Purchases from this vendor totaled $269,000, $258,000 and $140,000 during the years ended December 31, 2003, 2002 and 2001, respectively.

A member of our Board of Directors, Richard Jalkut, is the President and CEO of TelePacific, one of our resellers. We recognized revenues from TelePacific of $611,000, $1,311,000 and $1,822,000 for the years ended December 31, 2003, 2002 and 2001, respectively. Another member of our Board of Directors, Dale Crandall, is a member of the Board of Directors of BEA Systems, which supplies us with software and related support. We paid $2,232,000, $121,000 and $214,000 to BEA Systems during the years ended December 31, 2003, 2002 and 2001, respectively. Robert Hawk, one of our directors, is also a director of Homeport Connections LLC, one of our sales agents. We did not pay any amount to, or receive any amount from, Homeport Connections in 2003. Gary Hoffman, a sibling of our Chief Executive Officer, Charles E. Hoffman, is employed by Covad. In 2003, Gary Hoffman received $63,000 of base salary and $31,000 of sales commissions, as well as an option grant to purchase 2,500 shares of our common stock at an exercise price of $1.28.

We believe the terms of these transactions are comparable to transactions that would likely be negotiated with independent parties.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding ownership of our common stock as of March 1, 2004 by:

•	each Named Executive Officer;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	all persons known to Covad to beneficially own 5% or more of our common stock.

Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants that are exercisable within 60 days of April 1, 2004 as described in the footnotes below. Percentage ownership is calculated pursuant to SEC Rule 13d-3(d)(1) and based on 231,018,733 shares of our common stock outstanding as of April 1, 2004. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Covad Communications Group, Inc., 110 Rio Robles, San Jose, California 95134.

Beneficial Owner	Number	Percentage

FMR Corp.(1)	23,290,107	10.08%
Charles McMinn(2)	3,662,122	1.58%
Charles E. Hoffman(3)	2,071,408	*
Robert Hawk(4)	633,494	*
Mark A. Richman(5)	235,608
P. Michael Hanley(6)	204,415
Patrick J. Bennett(7)	196,958
Hellene Runtagh(8)	193,416	*

Beneficial Owner	Number	Percentage

Daniel Lynch(9)	152,565	*
Larry Irving(10)	149,603	*
Andrew S. Lockwood(11)	148,624	*
Anjali Joshi(12)	119,909	*
L. Dale Crandall(13)	91,874	*
Richard Jalkut(14)	71,250	*
David McMorrow(15)	62,246	*
James Kirkland(16)	9,373	*
All current executive officers and directors as a group (14 persons)(17)	8,002,865	3.41%

*	Represents beneficial ownership of less than 1% of our outstanding stock.

(1)	Includes 17,098,010 shares beneficially owned by Fidelity Management & Research Company as a result of it acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, 843,699 shares held by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp, and 5,348,398 shares held by Fidelity International Limited. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has the sole power to dispose of the 17,098,010 shares owned by the Fidelity Funds. The voting power with respect to the shares held by Fidelity Management & Research Company rests solely with the Boards of Trustees of each of the investment companies to which it acts as investment adviser. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has the sole power to dispose of the 843,699 shares owned by Fidelity Management Trust Company and the sole power to vote or to direct the voting of 818,300 of these shares and no power to vote or direct the voting of 25,399 of the 843,699 shares. Fidelity International Limited has the sole power to vote and sole power to dispose of the 5,348,398 shares it owns. The information provided with respect to these shareholders is based solely upon a Schedule 13G dated March 10, 2004, filed by such shareholders with the Securities and Exchange Commission.

(2)	Includes 250,937 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(3)	Includes 1,907,289 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(4)	Includes 170,250 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(5)	Includes 222,790 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(6)	Includes 188,415 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(7)	Includes 185,290 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(8)	Includes 186,666 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(9)	Includes 118,312 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(10)	Includes 147,603 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(11)	Includes 143,624 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(12)	Includes zero shares of common stock subject to options exercisable within 60 days of April 1, 2004. Ms. Joshi resigned as an officer of Covad in August 2003 and from employment at Covad in November 2003.

(13)	Includes 91,874 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(14)	Includes 71,250 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(15)	Includes 57,243 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(16)	Includes 9,373 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

(17)	Includes 3,750,919 shares of common stock subject to options exercisable within 60 days of April 1, 2004.

RATIFICATION OF INDEPENDENT AUDITORS, PRICEWATERHOUSECOOPERS LLP, FOR THE 2004 FISCAL YEAR

(Item No. 2 on the Proxy Card)

Our audit committee has selected, and is submitting for ratification by the stockholders its selection of the firm of PricewaterhouseCoopers LLP to serve as our independent auditors for the fiscal year ending December 31, 2004 and until their successors are appointed. Although action by stockholders is not required by law, the audit committee has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the audit committee, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the audit committee feels that such a change would be in the best interests of Covad and its stockholders. In the event of a negative vote on ratification, the audit committee will reconsider the selection of PricewaterhouseCoopers LLP as our independent auditors.

On April 6, 2004, our audit committee determined to engage PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2004. Ernst & Young LLP, the current independent auditor, was dismissed by the audit committee as of April 6, 2004.

We retained Ernst & Young LLP to audit our consolidated financial statements for fiscal year 2003, and retained Ernst & Young LLP, as well as other accounting and consulting firms (not including PricewaterhouseCoopers LLP), to provide various other non-audit and audit services in fiscal year 2003.

Ernst & Young LLP’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2003 and 2002 and the subsequent period through April 6, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its audit reports on our consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2003 and 2002 and through April 6, 2004, we did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of Ernst & Young LLP are expected to be at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are also expected to be at the Annual Meeting. Representatives of both firms will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

The following table sets forth the aggregate fees and related expenses for professional services provided by Ernst & Young LLP in each of the last two fiscal years. The audit committee considered the provision of the services corresponding to these fees, and the audit committee believes that the provision of these services was compatible with Ernst & Young LLP maintaining its independence. The audit committee pre-approval policies and procedures require prior approval of each engagement of the independent auditors to perform services. We adopted these pre-approval policies in September 2002 in accordance with the requirements of the Sarbanes-Oxley Act and the professional services listed below that were provided after September 2002 were approved in accordance with these policies.

	2003	2002

Audit fees	$1,952,000	$1,872,500
Audit-related fees	2,500	2,500
Tax fees	258,000	664,000
All other fees	—	—

TOTAL	$2,212,500	$2,539,000

Fees for audit services include fees associated with the annual audit, reviews of Covad’s quarterly reports on Form 10-Q, accounting consultations and SEC registration statements. Audit-related fees include fees associated with the annual subscription to Ernst & Young LLP’s online accounting and auditing research tool. Tax fees included tax compliance, tax advice and tax planning.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Under our Bylaws, stockholders who wish to present proposals for action, or to nominate directors, at our next annual meeting of stockholders (that is, the next annual meeting following the Annual Meeting to which this Proxy Statement relates) must give written notice thereof to our Secretary at the address set forth on the cover page of this Proxy Statement in accordance with the provisions of our Bylaws, which require that such notice be given not less than 30 days nor more than 60 days prior to the meeting. However, in the event that less than 35 days notice of the meeting is given to stockholders, notice of proposals must have been received by the Secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. These stockholder notices must contain information required by our Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If a matter is properly brought before our next annual meeting under the procedures outlined in this paragraph, the proxy holders named by our Board of Directors will have the discretion to vote on such matter without having received directions from stockholders delivering proxies to them for such meeting, provided that our proxy statement for our next meeting briefly describes the matter and how the proxy holders intend to vote on it.

In order for proposals to be eligible for inclusion in our proxy statement and proxy card for the next annual meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals would have to be received by our Secretary no later than January 2, 2005 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals. In order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by our then current Bylaws, as referenced in the preceding paragraph. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in our proxy statement. Any such nominations should comply with our Bylaws.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2004 Annual Meeting of Stockholders other than as described in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

James Kirkland
Senior Vice President, General Counsel and Secretary

April 30, 2004

APPENDIX A

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS
OF COVAD COMMUNICATIONS GROUP, INC.

I.	Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Covad Communications Group, Inc. (the “Company”) is (1) to recruit, evaluate and nominate candidates to be presented for appointment or election to serve as members of the Board; (2) to recommend nominees for Board committees; (3) to recommend corporate governance guidelines applicable to the Company; and (4) to review the Board’s performance.

The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee may form and delegate authority to subcommittees when appropriate.

II.	Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chairperson is elected by the full Board, the members of the Committee may designate a chairperson by majority vote of the Committee membership.

The Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. All members of the Committee shall be persons who are members of the Board but are neither officers nor employees of the Company or any subsidiary of the Company and who have no relationship which would (A) render them not independent according to applicable law or applicable requirements for the listing of the Company’s securities, or, (B) in the opinion of the Board of Directors, interfere with the exercise of independent judgment in carrying out the responsibilities of a Committee member.

III.	Meetings

Meetings of the Committee shall be held from time to time as determined by the Board or the Committee. In accordance with the Bylaws of the Company, the Committee may take action by unanimous written consent.

The Committee shall keep minutes of its proceedings, which minutes shall be retained with the minutes of the proceedings of the Board.

The Committee shall make regular reports to the Board.

IV.	Responsibilities and Duties

•	The Committee shall identify a slate of nominees to be proposed by the Company for election at each annual meeting of stockholders and the Committee shall develop a process for considering stockholder suggestions for Board nominees;

•	The Committee shall adopt guidelines regarding the qualifications of potential nominees and shall evaluate each nominee based on those guidelines;

•	The Committee shall identify potential candidates to fill Board vacancies that may be created by expansion of the number of members of the Board and by resignation, retirement or other termination of service of incumbent Board members;

•	The Committee shall recommend to the Board nominees for Board committees;

•	The Committee shall make recommendations to the Board regarding compensation for Board members;

•	The Committee shall adopt guidelines concerning continuing education requirements for Board members;

•	The Committee shall recommend a set of corporate governance principles applicable to the Company and review and assess the adequacy of such guidelines;

•	The Committee shall conduct an annual self-evaluation of its performance;

•	The Committee shall annually administer and oversee the evaluation of the Board;

•	The Committee shall address any other nominating or corporate governance matters as may from time to time be directed by the Board;

•	The Committee shall have full access to Company management and the Company’s advisors.

PROXY

COVAD COMMUNICATIONS GROUP, INC.

Proxy for Annual Meeting of Stockholders to be held June 10, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Covad Communications Group, Inc. (“Covad”) dated April 30, 2004 and the accompanying Proxy Statement relating to the above-referenced annual meeting, and hereby appoints Charles E. Hoffman or Mark A. Richman, or either of them, with full power to each of substitution and resubstitution in each, as attorneys and proxies of the undersigned.

     Said proxies are hereby given authority to vote all shares of Covad common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders, to be held at 2:00 p.m. Pacific Time, on June 10, 2004, at the Westin Santa Clara in Santa Clara, California and at any and all adjournments or postponements thereof (the “Annual Meeting”) on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

     When this Proxy is properly executed, the shares represented hereby will be voted in accordance with the instructions in this proxy. If no direction is made, this proxy will be voted FOR all of the nominees listed herein (or substitute nominees selected by the Board of Directors) and FOR all the proposals listed herein, and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting, including, among other things, consideration of any motion made for adjournment or postponement of the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

     IF VOTING BY PAPER, PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU CAN ALSO VOTE VIA THE INTERNET OR BY TELEPHONE.

(See reverse side)

FOLD AND DETACH HERE _

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR the Proposals:

1.	ELECTION OF CLASS II DIRECTORS:
WITHHOLD
	Nominees: L. Dale Crandall and Hellene S. Runtagh	FOR ALL	AUTHORITY
		☐	☐

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided:
FOR ALL NOMINEE(S) EXCEPT AS WRITTEN IN SPACE PROVIDED ☐

2.	RATIFICATION OF INDEPENDENT AUDITORS, PRICEWATERHOUSECOOPERS LLP, FOR THE 2004 FISCAL YEAR	FOR ☐	AGAINST ☐	ABSTAIN ☐

Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.

Dated:	, 2004

(Signature)

(Title)

(Signature if held jointly)

Note: Please date and sign exactly as your name(s) appear on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

_ FOLD AND DETACH HERE _